Exhibit 99.(a)(2)

Creation and Designation of

Additional Series of Shares of Beneficial Interest of

American Beacon Select Funds

Pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the American Beacon Select Funds (the “Trust”) dated March 1, 2023 (“Trust Instrument”), the American Beacon AHL Liquid Trend ETF (the “Fund”), was created as a new ETF series of the Trust by resolution of the Trust’s Board of Trustees (“Board”) on March 1, 2023.

All rights, obligations, and preferences of the Fund and its shares of beneficial interest (“Shares”) are as set forth in the Trust Instrument, the Fund’s registration statement on Form N-1A (“Registration Statement”), the Amended and Restated Bylaws of the Trust dated March 1, 2023, or by resolution adopted by the Board. The Fund’s Shares shall be offered for sale and redeemed on the terms set forth in the Trust’s Registration Statement.

IN WITNESS WHEREOF, the undersigned have executed this instrument the 25th day of May, 2023.

/s/ Gilbert G. Alvarado
Gilbert G. Alvarado

/s/ Joseph B. Armes
Joseph B. Armes

/s/ Gerard J. Arpey
Gerard J. Arpey

/s/ Brenda A. Cline
Brenda A. Cline

/s/ Eugene J. Duffy
Eugene J. Duffy

/s/ Claudia A. Holz
Claudia A. Holz

/s/ Douglas A. Lindgren
Douglas A. Lindgren

/s/ Barbara J. McKenna
Barbara J. McKenna
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